Exhibit 10.4

11111 Katy Freeway, Suite 910
Houston, TX 77079
(713) 973-5720 tel
(713 973-5777 fax

November 9, 2007

Mr. Ferdinando Petrucci
Via Stazione, 133a
Arce, Italy

Re:
Amendment No. 4 (“Amendment No. 4) to the Exclusive License Agreement, dated March 20, 2006 and as amended September 11, 2006, December 13, 2006 and November 3, 2007 between Ferdinando Petrucci (“Petrucci”) and H2Diesel, Inc. (“H2”)  (as amended, the “License Agreement”)

Dear Mr. Petrucci:

Please acknowledge your agreement that the License Agreement is further amended as follows, by executing this Amendment No. 4 to the License Agreement in the space provided below:

1.	The due date for the US$1,500,000 payment required under section 1(b)(i)(C) of the License Agreement is extended from November 15 2007 to November 29, 2007.

2.
H2Diesel will pay Petrucci US$2,000,000 on or before November 29, 2007, with US$1,500,000 of such payment allocated to the payment formerly due on November 15, 2007 and US$500,000 of such payment allocated as a prepayment of the US$1,000,000 payment due on March 20, 2008 under section 1(b)(i)(D) of the License Agreement.

3.	H2Diesel will pay Petrucci the remaining US$500,000 of the payment due in 2008 under section 1(b)(i)(D) of the License Agreement on February 20, 2008.

4.	H2Diesel will pay Petrucci the US$1,000,000 payment formerly due on March 20, 2009 under section 1(b)(i)(D) of the License Agreement on February 20, 2009.

5.	H2Diesel will pay Petrucci US$500,000 of the US$1,000,000 payment due in 2010 under section 1(b)(i)(D) of the License Agreement on February 20, 2010.

Very truly yours,

H2Diesel, Inc.

By:	/s/ David A. Gillespie
Name: David A. Gillespie Title: President and Chief Executive Officer

Acknowledged and agreed as of the date above first written:

/s/ Ferdinando Petrucci
Ferdinando Petrucci